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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 20, 2002


                                 IFX Corporation
                                  -------------
             (Exact name of Registrant as Specified in Its Charter)

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

           Delaware                           0-15187                   36-3399452
          -----------                       ----------                ---------------
(State or Other Jurisdiction of      (Commission file number)        (I.R.S. Employer
Incorporation or Organization)                                      Identification No.)
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                                 IFX Corporation
                              15050 NW 79/th/ Court
                           Miami Lakes, Florida 33016
                             ----------------------

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 (305) 512-1100
                                  -------------
              (Registrant's Telephone Number, Including Area Code)



             -------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

(a) On June 20, 2002, Charles Delaney and Charles W. Moore, who served as two of the four members of Registrant's Board of Directors selected by the holders of the Registrant's Convertible Preferred Stock pursuant to the Registrant's Restated Certificate of Incorporation, were replaced on Registrant's Board of Directors by Richard Capone and George Duarte, both partners in UBS Capital Americas.

(b) As previously reported on Registrant's Report on Form 8-K dated February 19, 2002, pursuant to a Stock Purchase Agreement dated as of February 19, 2002, UBS, International Technology Investments LC ("IT"), LSC, LLC ("LSC"), and Jak Bursztyn ("Bursztyn") (collectively, the "Purchasers") agreed to invest a total of $5 million and surrender shares of Registrant's preferred stock and Common Stock in exchange for Registrant's newly-issued Series D Convertible Preferred Stock ("Series D Preferred Stock"). ITI is an affiliate of Michael Shalom, Chief Executive Officer of the Registrant.

On June 28, 2002, the Purchasers purchased 6,432,608 shares of Series D Preferred Stock. Each share of Series D Preferred Stock is convertible into two shares of Registrant's Common Stock. The Series D Preferred Stock carries a liquidation preference such that, upon a bankruptcy, liquidation, dissolution or winding up of Registrant, each holder of Series D Preferred Stock will be entitled to receive a Stated Preference of $6.00 per share plus 10% of such amount per annum from the date of issuance and will also participate with the holders of Common Stock after the Purchasers receive their liquidation preference and accrued dividends, provided that the maximum amount which can be received with respect to the Series D Preferred Stock after taking into account the participation feature is limited to 3-1/2 times the Stated Preference.

In this transaction, UBS Capital invested approximately $3.33 million in cash and surrendered 750,000 shares of Series C Preferred Stock in exchange for approximately 4.6 million shares of newly issued Series D Preferred Stock. Each of ITI and LSC invested approximately $812,500 in cash and surrendered approximately 333,000 shares of Common Stock in exchange for approximately 850,000 shares of Series D Preferred Stock. Bursztyn invested approximately $40,000 in cash and surrendered approximately 17,000 shares of Common Stock in exchange for approximately 43,000 shares of Series D Preferred Stock.

Registrant now has approximately 41.5 million shares of Common Stock outstanding assuming all of Registrant's convertible preferred stock were converted into Common Stock. On June 27, 2002, Registrant amended its Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized from 60 million to 110 million and increase the number of shares of preferred stock authorized from 20 million to 40 million.

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ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

  Exhibit Number     Description of Exhibit

       3.1            Amendment to Restated Certificate of Incorporation of
                      Registrant
       4.1 Certificate of Designation, Powers, Preferences and Rights of Series D Convertible Preferred Stock of Registrant
       10.1 Fourth Amended and Restated Stockholders Agreement dated as of June 28, 2002, among Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC, Joel Eidelstein, Michael Shalom, LSC, LLC, Jak Bursztyn and Lee S. Casty
       10.2 Third Amended and Restated Registration Rights Agreement dated as of June 28, 2002, among Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC, LSC, LLC, Jak Bursztyn and Lee
                      S. Casty
       10.3 Amended and Restated Put Agreement dated as of June 28, 2002, among Registrant, UBS Capital Americas III, L.P. and UBS Capital LLC
       99.1           Press Release dated July 3, 2002

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    IFX Corporation




                    By: /s/ Joel Eidelstein
                       ------------------------
                        Joel Eidelstein,
                        President

Date:  July 3, 2002

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                                 Exhibit Index

Exhibit
Number                              Description
------                              -----------

3.1           Amendment to Restated Certificate of Incorporation of Registrant
4.1 Certificate of Designation, Powers, Preferences and Rights of Series D Convertible Preferred Stock of Registrant
10.1 Fourth Amended and Restated Stockholders Agreement dated as of June 28, 2002, among Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC, Joel Eidelstein, Michael Shalom, LSC, LLC, Jak Bursztyn and Lee S. Casty
10.2 Third Amended and Restated Registration Rights Agreement dated as of June 28, 2002, among Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC, LSC, LLC, Jak Bursztyn and Lee S. Casty
10.3 Amended and Restated Put Agreement dated as of June 28, 2002, among Registrant, UBS Capital Americas III, L.P. and UBS Capital LLC
99.1          Press Release dated July 3, 2002